Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Noranda Aluminum Holding Corporation on Form S-3 of our report dated February 18, 2009 (relating to the 2008 financial statements of Gramercy Alumina LLC not presented separately herein) appearing in the Annual Report on Form 10-K of Noranda Aluminum Holding Corporation for the year ended December 31, 2010.

We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New Orleans, Louisiana

March 7, 2011